EXHIBIT 99

General Cable Corporation and Subsidiaries Consolidated Statements of Operations (in millions, except per share data) (unaudited)
	Three Fiscal Months Ended		Six Fiscal Months Ended
	June 30, 2006	July 1, 2006	June 30, 2006	July 1, 2005
Net sales	$987.1	$608.6	$1,791.4	$1,162.8
Cost of sales	857.6	537.3	1,564.3	1,024.1
Gross profit	129.5	71.3	227.1	138.7

Selling, general and administrative expenses	59.1	43.3	114.5	86.5
Operating income	70.4	28.0	112.6	52.2
Other income (expense)	0.2	-	1.0	(0.1)
Interest income (expense):
Interest expense	(12.3)	(10.6)	(22.4)	(20.9)
Interest income	0.7	1.5	1.2	1.9
	(11.6)	(9.1)	(21.2)	(19.0)

Income before income taxes	59.0	18.9	92.4	33.1
Income tax provision	(17.5)	(7.1)	(29.5)	(12.3)
Net income	41.5	11.8	62.9	20.8
Less: preferred stock dividends	(0.1)	(1.5)	(0.2)	(3.0)
Net income applicable to common shareholders	$41.4	$10.3	$62.7	$17.8
Earnings per share
Earnings per common share	$0.81	$0.26	$1.24	$0.45
Weighted average common shares	50.8	39.4	50.4	39.3
Earnings per common share- assuming dilution	$0.80	$0.23	$1.21	$0.41
Weighted average common shares – assuming dilution	52.2	50.9	51.8	50.8

General Cable Corporation and Subsidiaries Consolidated Statements of Operations Segment Information (in millions) (unaudited)
	Three Fiscal Months Ended		Six Fiscal Months Ended
	June 30,	July 1,	June 30,	July 1,
	2006	2005	2006	2005
Revenues (as reported)
Energy Segment	$359.5	$212.4	$659.6	$408.9
Industrial & Specialty Segment	443.1	252.1	797.3	493.3
Communications Segment	184.5	144.1	334.5	260.6
Total	$987.1	$608.6	$1,791.4	$1,162.8
Revenues (metal adjusted)
Energy Segment	$359.5	$272.2	$659.6	$495.5
Industrial & Specialty Segment	443.1	370.6	797.3	659.2
Communications Segment	184.5	183.8	334.5	323.6
Total	$987.1	$826.6	$1,791.4	$1,478.3
Metal Pounds Sold
Energy Segment	99.2	75.2	188.7	145.8
Industrial & Specialty Segment	79.3	64.0	159.6	124.4
Communications Segment	34.0	34.7	65.8	64.2
Total	212.5	173.9	414.1	334.4
Operating Profit (Loss)
Energy Segment	$25.2	$15.4	$43.7	$27.7
Industrial & Specialty Segment	30.8	10.2	50.7	19.4
Communications Segment	14.4	5.9	18.2	8.6
Subtotal	70.4	31.5	112.6	55.7
Corporate	-	(3.5)	-	(3.5)
Total	$70.4	$28.0	$112.6	$52.2
Return on Metal Adjusted Sales
Energy Segment	7.0%	5.7%	6.6%	5.6%
Industrial & Specialty Segment	7.0%	2.8%	6.4%	2.9%
Communications Segment	7.8%	3.2%	5.4%	2.7%
Total Company	7.1%	3.4%	6.3%	3.5%
Capital Expenditures
Energy Segment	$6.6	$3.7	$10.0	$6.9
Industrial & Specialty Segment	6.1	3.5	9.5	6.3
Communications Segment	1.9	1.3	3.1	2.5
Total	$14.6	$8.5	$22.6	$15.7
Depreciation & Amortization
Energy Segment	$4.7	$2.7	$9.4	$4.6
Industrial & Specialty Segment	4.6	3.4	9.1	6.4
Communications Segment	3.7	4.2	7.0	8.3
Subtotal	13.0	10.3	25.5	19.3
Corporate	-	2.9	-	2.9
Total	$13.0	$13.2	$25.5	$22.2

GENERAL CABLE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except share data)

ASSETS	30-Jun-06	31-Dec-05
	(unaudited)
Current Assets:
Cash	$59.0	$72.2
Receivables, net of allowances of $10.3 million at June 30, 2006 and $8.6 million at December 31, 2005	791.7	542.9
Inventories	399.2	363.9
Deferred income taxes	47.6	41.9
Prepaid expenses and other	70.1	48.6
Total current assets	1,367.6	1,069.5

Property, plant and equipment, net	368.7	366.4
Deferred income taxes	53.9	52.5
Other non-current assets	33.3	34.8
Total assets	$1,823.5	$1,523.2

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$647.8	$472.3
Accrued liabilities	209.6	212.2
Current portion of long-term debt	20.0	6.4
Total current liabilities	877.4	690.9

Long-term debt	425.3	445.2
Deferred income taxes	13.1	13.4
Other liabilities	106.4	80.4
Total liabilities	1,422.2	1,229.9

Shareholders’ Equity:
Redeemable convertible preferred stock,
June 30, 2006 – 101,949 outstanding shares December 31, 2005 – 129,916 outstanding shares (liquidation preference of $50.00 per share)	5.1	6.5
Common stock, $0.01 par value, issued and outstanding shares:
June 30, 2006 – 51,078,781 (net of 4,998,730 treasury shares) December 31, 2005 – 49,520,209 (net of 4,968,755 treasury shares)	0.6	0.5
Additional paid-in capital	269.4	246.3
Treasury stock	(53.0)	(52.2)
Retained earnings	166.5	103.8
Accumulated other comprehensive income (loss)	12.7	(6.8)
Other shareholders’ equity	-	(4.8)
Total shareholders’ equity	401.3	293.3
Total liabilities and shareholders’ equity	$1,823.5	$1,523.2